                            CHANGE IN TERMS AGREEMENT

-------------------------------------------------------------------------------------------------------------------------
     Principal         Loan Date      Maturity      Loan No.     Call     Collateral     Account     Officer     Initials
     $1,000,000.00                     07-17-1996      2123-9      OOBI         125                      OGM
-------------------------------------------------------------------------------------------------------------------------

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
--------------------------------------------------------------------------------

BORROWER: ROCKY MOUNTAIN CHOCOLATE      LENDER:   THE BURNS NATIONAL BANK OF
          FACTORY, INC.                           DURANGO
          (TIN: 84-0910696)                       900 Main Avenue
          266 Turner Drive                        P.O. Box N
          Durango, CO  81301                      Durango, CO  81302

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PRINCIPAL AMOUNT:   $1,000,000.00              DATE OF AGREEMENT:  JULY 17, 1995

DESCRIPTION OF EXISTING INDEBTEDNESS. Line of Credit dated October 17, 1991 in the amount of $350,000.00 plus interest at PRIME plus 1.0% adjusted daily, due in full at maturity, on or before 10/17/92.
 The maturity on this loan has been subsequently extended as follows: October 17, 1992 to October 17, 1993; October 17, 1993 to October 17, 1994 and June 2, 1994 to July 17, 1995.

DESCRIPTION OF COLLATERAL. All accounts, inventory and general intangibles now owned and hereafter acquired and all increases and proceeds thereof, including insurance proceeds.

DESCRIPTION OF CHANGE IN TERMS. In addition to the other changes set forth herein, maturity is extended to July 17, 1996; interest is changed to PRIME + 0% as set forth more fully in the paragraph captioned "VARIABLE INTEREST RATE" hereinbelow: and payments will be modified as set forth in the paragraph captioned "PAYMENT" hereinbelow.

PROMISE TO PAY. ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. ("BORROWER") PROMISES TO PAY TO THE BURNS NATIONAL BANK OF DURANGO ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF ONE MILLION & 00/100 DOLLARS ($1,000,000.00) OR SO MUCH AS MAY BE OUTSTANDING, TOGETHER WITH INTEREST ON THE UNPAID OUTSTANDING PRINCIPAL BALANCE OF EACH ADVANCE. INTEREST SHALL BE CALCULATED FROM THE DATE OF EACH ADVANCE UNTIL REPAYMENT OF EACH ADVANCE.

PAYMENT. BORROWER WILL PAY THIS LOAN ON DEMAND, OR IF NO DEMAND IS MADE, IN ONE PAYMENT OF ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED UNPAID INTEREST ON JULY 17, 1996. IN ADDITION, BORROWER WILL PAY REGULAR MONTHLY PAYMENTS OF ACCRUED UNPAID INTEREST BEGINNING AUGUST 17, 1995, AND ALL SUBSEQUENT INTEREST PAYMENTS ARE DUE ON THE SAME DAY OF EACH MONTH AFTER THAT. Interest on this Agreement is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the Prime rate as published by the Wall Street Journal (the "Index"). The index is not necessarily the lowest rate charged by Lender on its loans. If the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. THE INDEX CURRENTLY IS 8.750% PER ANNUM. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS AGREEMENT WILL BE AT A RATE EQUAL TO THE INDEX, RESULTING IN AN INITIAL RATE OF 8.750% PER ANNUM. NOTICE: Under no circumstances will the interest rate on this Agreement be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Agreement, Borrower understands that Lender is entitled to a MINIMUM INTEREST CHARGE OF $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Agreement or any agreement related to this Agreement, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Agreement. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Agreement and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Agreement to 24.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. THIS AGREEMENT HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF COLORADO. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF LA PLATA COUNTY, THE STATE OF COLORADO. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $18.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Agreement against any and all such accounts.

LINE OF CREDIT. This Agreement evidences a revolving line of credit. Advances under this Agreement may be requested either orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority:
FRANKLIN E. CRAIL, PRESIDENT; AND LARRY REZENTES, VICE PRESIDENT. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Agreement if: (a) Borrower or any guarantor is in default under the terms of this Agreement or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Agreement: (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Agreement or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Agreement for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Agreement or any other agreement between Lender and Borrower.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

07-17-1995                  CHANGE IN TERMS AGREEMENT                     PAGE 2
LOAN NO 2123-9                     (CONTINUED)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

MISCELLANEOUS PROVISI0NS. This Agreement is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Agreement on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guaranties or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.

BORROWER:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:   /s/ Franklin E. Crail
     ----------------------------------------
     FRANKLIN E. CRAIL, PRESIDENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         AGREEMENT TO PROVIDE INSURANCE

-------------------------------------------------------------------------------------------------------------------------
     PRINCIPAL         LOAN DATE      MATURITY      LOAN NO.     CALL     COLLATERAL     ACCOUNT     OFFICER     INITIALS
   $1,000,000.00                     07-17-1996      2123-9      OOBI         125                      OGM
-------------------------------------------------------------------------------------------------------------------------

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
--------------------------------------------------------------------------------

BORROWER: ROCKY MOUNTAIN CHOCOLATE      LENDER:   THE BURNS NATIONAL BANK OF
          FACTORY, INC.                           DURANGO
          (TIN: 84-0910696)                       900 MAIN AVENUE
          266 TURNER DRIVE                        P.O. BOX N
          DURANGO, CO  81301                      DURANGO, CO  81302

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INSURANCE REQUIREMENTS. ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Lender. These requirements are set forth in the security documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

COLLATERAL:    ALL INVENTORY.
               TYPE. All risks, including fire, theft and liability.
               AMOUNT. Full insurable value.
               BASIS. Replacement value.
               ENDORSEMENTS. Lender's loss payable clause with stipulation that coverage will not be cancelled or diminished without a minimum of ten (10) days' prior written notice to Lender.

INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Lender. Grantor understands that credit may not be denied solely because insurance was not purchased through Lender.

FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Lender, ten (10) days from the date of this Agreement, evidence of the required insurance as provided above, with an effective date of July 17, 1995, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Lender may do so at Grantor's expense as provided in the applicable security document. The cost of any such insurance, at the option of Lender, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF LENDER SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Lender to provide to any person (including any insurance agent or company) all information Lender deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED JULY 17, 1995.

GRANTOR:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:
     ------------------------------------
     FRANKLIN E. CRAIL, PRESIDENT

--------------------------------------------------------------------------------
                               FOR LENDER USE ONLY
                             INSURANCE VERIFICATION

DATE: ____________________                                PHONE: _______________

AGENT'S NAME: JOHNSON & HIGGINS

ADDRESS: 750 17TH ST., DENVER, CO 80202

INSURANCE COMPANY: HARTFORD CASUALTY INS. CO.

POLICY NUMBER:_____________________________________________________________

EFFECTIVE DATES: __________________________________________________________

COMMENTS: _________________________________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     DISBURSEMENT REQUEST AND AUTHORIZATION

-------------------------------------------------------------------------------------------------------------------------
     PRINCIPAL         LOAN DATE      MATURITY      LOAN NO.     CALL     COLLATERAL     ACCOUNT     OFFICER     INITIALS
   $1,000,000.00                     07-17-1996      2123-9      OOBI         125                      OGM
-------------------------------------------------------------------------------------------------------------------------

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or lien.
--------------------------------------------------------------------------------

BORROWER: ROCKY MOUNTAIN CHOCOLATE      LENDER:   THE BURNS NATIONAL BANK OF
          FACTORY, INC.                           DURANGO
          (TIN: 84-0910696)                       900 MAIN AVENUE
          285 TURNER DRIVE                        P.O. BOX N
          DURANGO, CO  81301                      DURANGO, CO  81302

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

LOAN TYPE. This is a Variable Rate (at Prime rate as published by the Wall Street Journal, making an initial rate of 8.750%), Revolving Line of Credit Loan to a Corporation for $1,000,000.00 due on July 17, 1996.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for (please initial):

          / / __________ PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR PERSONAL
                         INVESTMENT.

          /X/ __________ BUSINESS (INCLUDING REAL ESTATE INVESTMENT).

SPECIFIC PURPOSE. The specific purpose of this loan is: Operating Line of Credit.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $1,000,000.00 as follows:

                    UNDISBURSED FUNDS:                      $1,000,000.00
                                                          -----------------

                    NOTE PRINCIPAL:                         $1,000,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

                    PREPAID FINANCE CHARGES PAID IN CASH:       $5,000.00
                         $5,000.00 Loan Fees
                                                          -----------------

                    TOTAL CHARGES PAID IN CASH:                 $5,000.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED JULY 17, 1995.

BORROWER:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:  ________________________________________
     FRANKLIN E. CRAIL, PRESIDENT

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--------------------------------------------------------------------------------